UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2024 (November 6, 2024)

Date of Report (Date of earliest event reported)

REGENCY CENTERS CORPORATION

REGENCY CENTERS, L.P.

(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation) Delaware (Regency Centers, L. P.)	001-12298 (Regency Centers Corporation) 0-24763 (Regency Centers, L.P.)	59-3191743 (Regency Centers Corporation) 59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114

Jacksonville, Florida 32202

(Address of principal executive offices) (Zip Code)

(904) 598-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Regency Centers Corporation

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	REG	The Nasdaq Stock Market LLC
6.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	REGCP	The Nasdaq Stock Market LLC
5.875% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	REGCO	The Nasdaq Stock Market LLC

Regency Centers, L.P.

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e)	Compensatory Arrangement of Certain Officers

Severance and Change of Control Agreements

On January 5, 2022, Regency Centers Corporation (the “Company”) and Regency Centers, L.P. (the “Partnership”) entered into a Severance and Change of Control Agreement, dated as of January 1, 2022 (the “Agreement”), with Lisa Palmer, President and Chief Executive Officer of the Company and the Partnership. A Form 8-K filing was made on January 5, 2022 which contained a summary of the Agreement and the form of the Agreement included as an exhibit thereto. Capitalized but undefined terms referenced herein are used with the definitions set forth in the Agreement.

On November 6, 2024, the Company and Ms. Palmer entered into an amendment to the Agreement (the “Amendment”), whereby the amount of cash severance payable in respect of certain specified employment termination events has been modified. Pursuant to the Amendment, if Ms. Palmer is terminated without Cause or terminates her employment for Good Reason, in either case absent a Change of Control or outside the Change of Control Period, then Ms. Palmer will receive a cash lump sum payment equal to the sum of (i) twenty four (24) months of base salary, (ii) 200% of her average annual cash bonus, if any, paid with respect to the three full calendar years prior to termination of employment and (iii) the replacement cost of twenty four (24) months of medical benefits, calculated as if Ms. Palmer elected COBRA continuation coverage.

In addition, pursuant to the Amendment, if, during the Change of Control Period, Ms. Palmer is terminated without Cause or terminates her employment for Good Reason, then Ms. Palmer will receive a cash lump sum payment equal to the sum of (i) thirty six (36) months of base salary, (ii) 300% of her average annual cash bonus, if any, paid with respect to the three full calendar years prior to termination of employment, (iii) the replacement cost of thirty six (36) months of medical benefits, calculated as if Ms. Palmer elected COBRA continuation coverage, and (iv) a pro-rated portion of the Executive’s target annual bonus applicable to the year in which such termination occurred. If such severance payments, or any other payments made to an Executive in connection with a Change of Control, would be subject to the excise tax on “excess parachute payments” imposed by Section 4999 of the Internal Revenue Code, then Ms. Palmer will either pay the excise tax or have her payments capped at a level so there would be no excise tax depending upon which option provides Ms. Palmer with the greatest benefit on an after-tax basis.

Except and to the extent modified by the terms of the Amendment, the Agreement remains in full force and effect. This summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01(d)	Financial Statements and Exhibits

Exhibit 10.1	Amendment to Severance and Change of Control Agreement, dated as of November 6, 2024, among Regency Centers Corporation, Regency Centers, L.P. and Lisa Palmer
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION

November 8, 2024	By:	/s/ Michael R. Herman
Michael R. Herman, Senior Vice President General Counsel and Corporate Secretary

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its general partner

November 8, 2024	By:	/s/ Michael R. Herman
Michael R. Herman, Senior Vice President General Counsel and Corporate Secretary